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                                                                   EXHIBIT 10.10

Confidential                                                      Execution Copy

                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                               JASON NANCHUN JIANG

                                       AND

                   FOCUS MEDIA TECHNOLOGY (SHANGHAI) CO., LTD.

                                 MARCH 28, 2005

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                                    CONTENTS

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
Article 1  Definition..............................................................    1

Article 2  Acknowledgement of the Creditor's Rights and Liabilities................    2

Article 3  Interest for the Borrowings.............................................    2

Article 4  Repayment of the Borrowings.............................................    2

Article 5  Taxes...................................................................    3

Article 6  Compensation upon Breaching.............................................    3

Article 7  Confidentiality.........................................................    3

Article 8  Notice..................................................................    4

Article 9  Default Liability.......................................................    4

Article 10 Miscellaneous...........................................................    4
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                                 LOAN AGREEMENT

This LOAN AGREEMENT (this "AGREEMENT") is entered into as of March 28, 2005 by and between the following two Parties:

(1) JASON NANCHUN JIANG, a citizen of the People's Republic of China (with his ID No. 310109730305521) ("BORROWER");

(2) FOCUS MEDIA TECHNOLOGY (SHANGHAI) CO., LTD., a wholly foreign invested company incorporated and existing under the laws of China, with its legal address at E, Room 1003, No.1027, Changning Road, Changning District, Shanghai ("FOCUS MEDIA TECHNOLOGY" or "LENDER").

(In this Agreement, the above Parties shall hereinafter be referred to as "PARTY" individually, and "PARTIES" collectively.)

WHEREAS:

(1) Jason Nanchun Jiang borrowed RMB35,500,000 from Focus Media Technology in December 2004, for two increases of its capital contribution, of RMB10,000,000 in December 2004 and RMB25,500,000 in January 2005 respectively, in Shanghai Focus Media Advertisement Co., Ltd., a company of limited liabilities incorporated under the laws of China, with its legal address at F, Room 1003, No.1027, Changning Road, Changning District, Shanghai (hereinafter, "FOCUS MEDIA ADVERTISEMENT");

(2) In order to specify the rights and obligations of the Parties under the abovementioned Borrowing arrangements, the Parties have hereby reached the following agreement:

                              ARTICLE 1 DEFINITION

1.1 The following terms in this Agreement shall be interpreted to have the following meanings:

      "BORROWINGS" shall mean the RMB borrowings the Lender provided to the Borrower respectively in December 2004 hereof;

      "AMOUNTS" shall mean, in respect of the Borrowings, the outstanding amounts;

      "BORROWING TERM" shall have the meaning ascribed thereto in Article 4.2.

      "EFFECTIVE DATE" shall mean the date on which the Parties duly execute this Agreement;

      "CHINA" or "PRC" shall mean the People's Republic of China, for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan region;

      "REPAYMENT NOTICE" shall have the meaning ascribed thereto in Article 4.1;

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1.2   In this Agreement, the relevant terms when so used shall be interpreted to have the following meanings:

      "ARTICLE" shall mean the Articles hereof, unless otherwise specified in the context hereof;

      "TAXES" shall be interpreted as to include any taxes, fees, duties or other charges of a similar nature (including but not limited to any penalties and interests imposed in relation to the unpaid or delayed payment of such Taxes);

      "BORROWER" and "LENDER" shall be interpreted as to include the permitted successors and assigns of the Parties for each of their own interest;

1.3 Except as otherwise stated in the context herein, all references herein to this Agreement or any other agreements or documents shall be interpreted as to refer to the amendments, changes, replacements or supplements already made or to be made from time to time, to or of this Agreement or, as the case may be, such other agreements or documents.

1.4   The titles in this Agreement are inserted for convenience in reading only.

1.5 Unless otherwise required in the context, words in plural shall include in meaning their singular forms, and vice versa.

       ARTICLE 2 ACKNOWLEDGEMENT OF THE CREDITOR'S RIGHTS AND LIABILITIES

2.1 Borrower hereby acknowledges that, as of the date hereof, it has received Borrowings from Lender for a total sum of Renminbi 35.5 million (RMB35,500,000) which has been paid in full by Borrower as the increased investments in an aggregate amount of Renminbi 35.5 million (RMB35,500,000) in Focus Media Advertisement as previously agreed with Lender. The Parties hereby acknowledge that the Borrowings granted by Focus Media Technology comprise monies actually paid by Focus Media Technology and monies paid by third parties designated by Focus Media Technology on behalf of Focus Media Technology.

2.2 The Parties acknowledge that Borrower shall perform its repayment obligations to Lender and other obligations hereunder in accordance with this Agreement.

                      ARTICLE 3 INTEREST FOR THE BORROWINGS

Lender acknowledges that it shall not charge any interest on the Borrowings.

                      ARTICLE 4 REPAYMENT OF THE BORROWINGS

4.1 Lender may, at any time during the Borrowing Term (as defined below) by delivery of a repayment notice (the "REPAYMENT NOTICE") to Borrower thirty
      (30) days in

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      advance, demand at its absolute discretion Borrower to repay part or all of the Amounts.

4.2 The Borrowing Term for the Borrowings hereunder shall commence from December 1, 2004 and shall continue and last for ten (10) years since the Effective Date hereof (the "BORROWING TERM"). During the Borrowing Term, Borrower may not, without the prior written consent of Lender, apply out of its own wish at any time to repay the Amounts in advance; Lender shall have the right to demand, in accordance with Article 4.1 hereof, Borrower to repay the Amounts in advance.

4.3 Upon expiry of the thirty (30) day period set out in the Repayment Notice, Borrower shall repay the Amounts in cash, or make such repayments in other forms as decided by the Board of Directors of Lender by means of duly adopted Board resolutions in accordance with its Articles of Association and the applicable laws and regulations.

                                 ARTICLE 5 TAXES

Any and all Taxes in relation to the Borrowings shall be borne by Lender.

                      ARTICLE 6 COMPENSATION UPON BREACHING

Borrower undertakes that, if it breaches any of its obligations hereunder to result in any actions, charges, claims, costs, damages, demands, fees, liabilities, losses and procedures incurred to or suffered by Lender, it shall be liable to Lender for compensation thereof accordingly.

                            ARTICLE 7 CONFIDENTIALITY

7.1 No matter whether this Agreement is terminated or not, Borrower shall be obliged to keep in confidence (i) the execution, performance and contents of this Agreement; (ii) the commercial secret, proprietary information and customer information in relation to Lender which Borrower may become aware of or obtain as the result of its execution or performance hereof; and
      (iii) the commercial secret, proprietary information and customer information in relation to Focus Media Advertisement which Borrower may become aware of or obtain as the shareholder of Focus Media Advertisement (collectively, "CONFIDENTIAL INFORMATION"). Borrower may use such Confidential Information only for the purpose of performing their respective obligations under this Agreement. Borrower shall not disclose the above Confidential Information to any third parties without the written consent from Lender, or they shall bear the default liability and indemnify the losses.

7.2 Upon termination of this Agreement, Borrower shall, upon demand by Lender, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

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7.3   Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

                                ARTICLE 8 NOTICE

8.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

8.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

                           ARTICLE 9 DEFAULT LIABILITY

9.1 Without limiting the generality of Article 6 hereof, any of the following events shall constitute the default on the part of Borrower:

      (1) Borrower breaches any of the provisions under the Shareholder's Voting Rights Proxy Agreement, Equity Pledge Agreement or Call Option Agreement entered into by Borrower with Lender, Focus Media Advertisement, Jimmy Wei Yu and other relevant parties on March 28, 2005; or

      (2) Focus Media Advertisement breaches any of the provisions under the Technology License and Service Agreement, Shareholder's Voting Rights Proxy Agreement, Equity Pledge Agreement Call Option Agreement or Trademark License Agreement entered into by Focus Media Advertisement with Lender and other relevant parties on March 28, 2005.

9.2 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

                            ARTICLE 10 MISCELLANEOUS

10.1 This Agreement shall be prepared in the Chinese language and executed in two(2) original copies, with each involved Party holding one (1) copy hereof.

10.2 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the PRC Laws.

10.3 Any disputes arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on both Parties.

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10.4  Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

10.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the "PARTY'S RIGHTS") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party's Rights.

10.6 The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

10.7 Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

10.8 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

10.9 Borrower shall not assign any of its rights and/or obligations hereunder to any third parties without the prior written consent from Lender; Lender shall have the right, after notification to the other Parties, assign any of its rights and/or obligations hereunder to any third parties at its designation.

10.10 This Agreement shall be binding on the legal successors of the Parties.

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[EXECUTION PAGE]

IN WITNESS HEREOF, the Parties have caused this Loan Agreement to be executed as of the date and in the place first hereinabove mentioned.

JASON NANCHUN JIANG

Signed by: /s/ Jason Nanchun Jiang
           -----------------------
Name: Jason Nanchun Jiang

FOCUS MEDIA TECHNOLOGY (SHANGHAI) CO., LTD.
(Corporate Seal)

Signed by: /s/ Jimmy Wei Yu
           ----------------------
Name: Jimmy Wei Yu
Position: Authorized Representative

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